IRE 334069

THIRD AMENDMENT TO REAL ESTATE
PURCHASE AND SALE AGREEMENT

          THIS THIRD AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (“Third Amendment”) is made effective as of this 1st day of March, 2007, by and between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (“Seller”) and NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership (“NTS”) and OVERLOOK ASSOCIATES, LLC a Colorado limited liability company (“Overlook Associates”). NTS and Overlook Associates are hereinafter referred to collectively as “Buyer.”

          WHEREAS, Seller and Buyer entered into that certain Real Estate Purchase and Sale Agreement with an Effective Date of December 8, 2006, as amended by that certain First Amendment dated January 8, 2007, and that certain Second Amendment dated January 12, 2007 (collectively, the Agreement”).

          WHEREAS, Buyer and Seller desire to further amend the Agreement.

          NOW THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.    Pursuant to Paragraph 2 of the Second Amendment, Buyer has conducted its radon testing of the Property. As a result of such testing, Seller has agreed to give Buyer a credit at Closing in the amount of $65,000 for the sole purpose of Buyer conducting radon remediation of the Property subsequent to the Closing.

          2.    Paragraph 11 of the Second Amendment is hereby deleted in its entirety and replaced with the following: Buyer shall receive a credit at Closing in the amount of $20,475 to remove and repair the column base decay evidenced in four columns located in the indoor pool of the Property’s clubhouse.

          3.    All of the terms and conditions of the Agreement, except as herein modified, shall remain in full force and effect.

          4.    Unless defined otherwise in this Third Amendment, the capitalized terms appearing herein shall have the same definitions as appear in the Agreement.

          5.    This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument and that facsimile signatures shall have the same effect as original signatures. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

SIGNATURES ON FOLLOWING PAGE

          IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first written above.

SELLER:	THE NORTHWESTERN MUTUAL LIFE INSURANCE
COMPANY, a Wisconsin corporation

By:    Northwestern Investment Management Company, LLC, a
          Delaware limited liability company, its wholly owned affiliate and authorized representative

          By: /s/ Michael R. Cusick
          Name: Michael R. Cusick
Title: Managing Director

BUYER	NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a
Delaware limited partnership

By:   NTS Realty Capital, Inc., a Delaware corporation, its Managing
General Partner

By: /s/ Brian F. Lavin
Name: Brian F. Lavin
Its: President/CEO

AND OVERLOOK ASSOCIATES, LLC, a Colorado limited liability company By: /s/ John P. Hill, Jr. Name: John P. Hill, Jr. Its: Manager

doc#288962/sae

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